THIRD COAST BANCSHARES, INC. NYSE & NYSE Texas: TCBX Investor Presentation January 2026 © 2026 Third Coast Bancshares, Inc.

02 DISCLAIMER Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Third Coast Bancshares, Inc. (the “Company,” “Third Coast,” “we,” “us,” or “our”) with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; economic conditions affecting the real estate market; prepayment risks associated with commercial real estate loans; liquidity risks in the securitization market; operational risks related to the administration of securitized assets; changes in key management personnel; the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement providing for the acquisition of Keystone Bancshares, Inc. (“Keystone”) by Third Coast; the outcome of any legal proceedings that may be instituted against Third Coast or Keystone; the possibility that the transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Third Coast and Keystone operate; disruption to the parties’ businesses as a result of the announcement and pendency of the transaction; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of Third Coast’s or Keystone’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the transaction; the dilution caused by Third Coast’s issuance of additional shares of its common stock in connection with the transaction; a material adverse change in the financial condition of Third Coast or Keystone; the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and other factors that may affect future results of Third Coast and Keystone including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities and other actions of the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this presentation. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. NON-GAAP FINANCIAL MEASURES This presentation contains non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity. The non-GAAP financial measures that we discuss in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. 

03 SENIOR EXECUTIVE MANAGEMENT Bart O. Caraway Founder, Chairman, President & CEO Founded Third Coast in 2008. Serves as Chairman, President, and CEO of the Bank and the Company since formation in 2013. Chairman, President, and CEO of Third Coast Commercial Capital. Texas licensed attorney and CPA with over 30 years of banking and public accounting experience. University of Texas BBA in Accounting. Law Degree from University of Houston Law School.  John McWhorter Sr. EVP, Chief Financial Officer Serves as Senior Executive Vice President and Chief Financial Officer since April 2015. Over 35 years of banking, bank audit and public accounting experience as a CPA. Previously held positions with Bank of Houston as EVP CFO, Cadence Bancorporation LLC as EVP CFO, and Amegy Bank as SVP Controller during its IPO. University of Texas BBA in Accounting. Audrey Spaulding Sr. EVP, Chief Credit Officer Serves as Senior Executive Vice President and Chief Credit Officer since June 2015. Also serves as Chairperson of Officers’ Loan Committee and the Special Assets Committee. Over 35 years of banking and bank regulator experience. Previously held positions with LegacyTexas Bank as SVP Credit Officer and Director of Credit Risk Management, as well as Senior and Commissioned Bank Examiner with The Federal Reserve Bank of Dallas. Texas Tech University BBA in Finance.

04 EXECUTIVE MANAGEMENT Bill Bobbora EVP, Chief Banking Officer Serves as EVP Chief Banking Officer since May 2022 and joined the bank in October 2021. Over 30 years experience in Commercial, Corporate, and Investment Banking. Previously held positions as Head of Corporate Banking at Third Coast Bank, Managing Director of Regions Securities Corporate & Investment Banking in Houston, EVP Managing Director with Cadence Bank, Texas Commerce Bank (now JP Morgan Chase), Wachovia (now Wells Fargo) and KeyBanc Capital Markets. University of Nebraska and University of Texas MBA.  Liz Eber EVP, Chief Legal Officer Serves as EVP Chief Legal Officer since March 2024 and joined the bank in January 2023. Expertise in legal support across various domains including banking, payments, privacy, governance, employment, litigation, and compliance. Previously held positions with FIS Global and the federal government in Washington, D.C. George Mason University’s Antonin Scalia Law School and University of Florida. Christopher Peacock EVP, Chief Retail Officer Serves as EVP Chief Retail Officer since February 2021 when he joined the bank. Over 35 years of banking experience and 25 years of retail executive experience. Previously held positions as Chief Financial Officer and Retail Executive at BMO Harris and Huntington National Banks. Florida State University BS in Finance. Laura Rau EVP, Chief Risk Officer Serves as EVP Chief Risk Officer since January 2026 when she joined the bank. Most recently held the position of Chief Compliance Officer at a large regional bank. Expertise in regulatory compliance, including BSA/AML sanctions and counter-terrorist financing, consumer compliance, and compliance management systems. Additional expertise in money transmitters and MSBs. Previously held positions include MoneyGram and Western Union as the Head of Global BSA/AML Program Office as well as Washington State Gambling Commission regulator and Federal Reserve Bank internal auditor. University of Minnesota BA and Regis University MBA.

05 FRANCHISE OVERVIEW

We are a commercially focused bank founded in 2008, with headquarters in Humble, Texas. Third Coast currently has 19 branches located throughout Austin, Beaumont-Port Arthur, Dallas-Fort Worth, Greater Houston, and San Antonio markets.

FINANCIAL HIGHLIGHTS

Balance Sheet ($M, Except per Share)	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
Total Assets	$2,499	$3,773	$4,396	$4,942	$5,341
Total Loans	$2,069	$3,108	$3,639	$3,966	$4,395
Total Deposits	$2,141	$3,236	$3,803	$4,310	$4,627
Loans/ Deposits	96.6%	96.0%	95.7%	92.0%	95.0%
Tangible Book Value per Share(2)	$20.87	$21.90	$24.02	$27.29	$32.12

Profitability (Year-to-Date)	FYE 12/31/2021	FYE 12/31/2022	FYE 12/31/2023	FYE 12/31/2024	FYE 12/31/2025
Return on Average Assets	0.55%	0.58%	0.86%	1.05%	1.33%
Return on Average Tangible Common Equity (2)	7.55%	6.00%	9.19%	12.09%	14.21%
Yield on Loans	6.01%	5.43%	7.39%	7.80%	7.68%
Cost of Deposits	0.47%	1.14%	3.53%	4.08%	3.52%
Net Interest Margin	4.65%	3.82%	3.73%	3.67%	4.06%
Efficiency Ratio(1)	74.43%	71.40%	67.55%	60.88%	56.75%

Asset Quality	FYE 12/31/2021	FYE 12/31/2022	FYE 12/31/2023	FYE 12/31/2024	FYE 12/31/2025
NPAs to Total Assets	0.69%	0.32%	0.39%	0.58%	0.56%
NCOs to Avg. Loans	0.16%	0.04%	0.04%	0.09%	0.09%



Third Coast HQ Branch (1)
Third Coast Branches (18)

Note: Greater Houston market refers to the Houston-The Woodlands-Sugar Land MSA, the Beaumont-Port Arthur MSA and surrounding counties; Dallas-Fort Worth market refers to the Dallas-Fort Worth-Arlington MSA and surrounding counties; Austin-San Antonio market refers to the San Antonio-New Braunfels MSA, the Austin-Round Rock-Georgetown MSA and surrounding counties

(1) Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income

(2) Refer to the calculation of non-GAAP financial measures on page 21.

THIRD COAST BANCSHARES, INC.

06 DYNAMIC TEXAS MARKETS  Austin Source: https://datusa.io and https://data.census.gov/ Beaumont-Port Arthur Dallas-Fort Worth Greater Houston San Antonio Austin MSA is projected to be the fastest growing large MSA in the country (as defined by MSAs with a population over two million), with a forecasted growth rate of 8.5% through 2026. Austin has transformed itself into a hotbed for technology companies and was recently designated as a top 10 Global Technology Innovation Hub City by KPMG. The Golden Triangle, a core market for Third Coast. Investment in Beaumont and Southeast Texas with $80 billion worth of current and planned industrial projects, more than $4.5 billion in infrastructure projects and more than $460 million in commercial and retail projects. This region is a strategic location seated along the Gulf Coast, 30 miles west of Louisiana and 90 miles east of Houston, businesses have access to more than 2.5 million people within a two-hour drive. Dallas MSA is the largest in Texas and the fourth largest in the U.S. and has been growing by approximately 322 residents every day. It boasts the largest gross domestic product in the state and the sixth largest in the nation. DFW headquarters 22 Fortune 500 companies including ExxonMobil, AT&T, American Airlines and Charles Schwab. It also hosts approximately 3.6 million working professionals and ranks first in the nation for total job growth from December 2015 through December 2020. Houston MSA is projected to grow approximately 7.6% over the next five years, ranking first among the nation’s 10 largest MSAs and more than double the nationwide projected growth. Houston is the nation’s fourth largest most populous city and fifth most populous metro area, with approximately 2.31 million and 7.05 million residents, respectively. It’s a center for global trade, with the Houston Port ranking first among U.S. ports. It is also headquarters for 24 Fortune 500 companies and employs approximately 3.1 million working professionals. The population in the San Antonio MSA is projected to grow by approximately 7.6% over the next five years, compared to 6.8% for the state of Texas and 2.9% for the United States.

07 LINE OF BUSINESS DIVERSITY  COMMERCIAL BANKING Commercial lines of business include Community Banking, the foundation on which TCB is built and remains a core strength, Commercial Banking, and Corporate Banking, both built out of strong regional middle market banking teams focused on Gulf Coast, Houston, Central Texas, and DFW economies. Commercial Loans Lines of Credit Term Loans Owner-Occupied Real Estate & Investment Real Estate Equipment Financing Acquisition Financing CRE Community, Middle Market, and Corporate Banking SBA Member of the SBA Preferred Lenders Program, enabling expedited approval process for customers. Began as key element to serving small to medium-sized businesses. Small Business Loans Improved Real Estate Acquisition EXIM Financing TCCC Third Coast Commercial Capital was formed to provide working capital solutions for small to medium-sized businesses. Accounts Receivable Lending Factoring Ledgered Line of Credit Asset based Lines of Credit BUILDER FINANCE Expert bankers in the residential real estate market, began in second quarter of 2021. Specialty banking and lending solutions for private and publicly traded home building companies. Self contained business unit with stellar credit record. Homebuilder Master Planned Community Bond Anticipation Note Finance Institutional MORTGAGE Mortgage offers loans for Home Purchase, Home Refinance, Construction lending, and Investment Properties. Note: SBA, Mortgage, and TCCC lines of business do not individually make up a material portion of the total loan portfolio.

08 BALANCE SHEET GROWTH  $ in Millions TOTAL LOANS TOTAL DEPOSITS TOTAL ASSETS

09 PROFITABILITY  (1) Refer to the calculation of non-GAAP financial measures on page 21. NET INCOME - QUARTERLY TANGIBLE BOOK VALUE PER SHARE (1) DILUTED E.P.S. - QUARTERLY $ in Thousands

10 PROFITABILITY TRENDS  (1) Interim period annualized. NET INTEREST MARGIN – QUARTERLY (1) NONINTEREST EXP. TO AVG. EARNING ASSETS – QTRLY (1) EFFICIENCY RATIO - QUARTERLY

11 PROFITABILITY TRENDS  Interim period annualized. PRE-TAX, PRE-PROVISION ROAA – QUARTERLY (1) RETURN ON AVERAGE COMMON EQUITY – QUARTERLY (1) RETURN ON AVERAGE ASSETS – QUARTERLY (1)

12 CAPITAL RATIOS  Top graph assumes Preferred Stock is converted to Common Stock. Refer to the calculation of non-GAAP financial measures on page 22. TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS (1) (2) TOTAL RISK BASED CAPITAL RATIO - BANK TOTAL COMMON EQUITY TO TOTAL ASSETS

13 DEPOSIT BASE TRANSFORMATION  $ in Millions. A solid foundation of deposits.

14 LOAN COMPOSITION  A well-balanced, stable loan portfolio. $4.0 B in Loans | As of 12.31.2024 Yield 7.80% | NIM 3.67% $4.4 B in Loans | As of 12.31.2025 Yield 7.68% | NIM 4.06%

15 CREDIT TRENDS  Interim period annualized. NPA TO TOTAL ASSETS ACL TO TOTAL LOANS (1) NPL TO TOTAL LOANS NCOs to AVERAGE LOANS – QUARTERLY (1)

16 COMPREHENSIVE MONITORING Third Coast has a robust commitment to sound underwriting and comprehensive monitoring. Below is an overview of the comprehensive monitoring process.  Sets ticklers for financial reporting and covenant tracking Monitors receipts of updated financial documents Reviews and verifies borrower base calculations and compliance Reviews and verifies compliance with loan covenants Trend cards are kept on every borrower over $10MM and include: Income statement and balance metrics by quarter, YTD and TTM Margins, cash flow coverage/DSC, leverage, and other applicable ratios Covenant calculations prepared by borrower and prepared by bank, compliance with covenants Reviews and verifies borrowing base calculations and compliance Quarterly meetings are held to review all borrowers Annuals reviews are conducted on all borrowers Trend cards are kept on every borrower and include: Income statement and balance spreads Liquidity, sales and closings, accounts payable Projections and comparison to actual Stress testing of closings, revenue and profit margins Global inventory and breakeven number of units Borrowing Base monitoring and compliance A&D activity, curtailments, interest reserve stressed Market information is monitored monthly Monthly meetings are held to review compliance/noncompliance with covenants Quarterly meetings are held to review all borrowers Annual reviews are done on all borrowers Community Banking Monitoring Corporate Banking Monitoring Builder Finance Monitoring   

17 COMPLIANCE RISK MANAGEMENT Third Coast has a robust commitment to building a best-in-class compliance program. We are looking across all business processes, functions, assets, and outsourced entities to understand the full scope of risk. And we use that comprehensive view to foster risk awareness throughout our organization and culture.  We are documenting and mapping: Impacted business elements to risks and requirements. Processes, controls, and monitoring that mitigate risk to business elements. Outsources services to risks and coverage. We are creating real-time visibility though dashboards and reporting. We are transforming to a proactive: Change management program. Gap identification and remediation process. Monitoring and metrics process. We are converting to a quantitative risk assessment. Compliance Enhancements  Risk and Requirement Inventories Laws, Rules, and Regulations Risk Taxonomy Policies Business Elements Business Processes Technology Assets Products and Services Vendors Risk Management Controls Metrics, and Monitoring Testing Risk Assessment Issue Management Change Management

18 STRATEGIC INITIATIVES Evaluate opportunities within our existing metropolitan markets, Greater Houston, Dallas-Fort Worth, Austin, and San Antonio MSAs, to leverage our established branch network and enhance operational efficiencies. Continue to recruit strategic hires and potentially expand into new markets that will broaden the customer base; thereby increasing earning assets and deposits while diversifying our portfolio and operations. Remain open to strategic acquisition opportunities on a case-by-case basis.  Enhancement of supplemental, specialty, and commercial banking solutions. Investment in high-touch, high-technology solutions to remain relevant with customers. Evaluation of future business opportunities to broaden brand. Foster a culture of innovation that prioritizes efficiency and profitability as integral components. Enable the team to adapt to priorities in response to external factors. Emphasize core deposit growth through banker incentives and treasury management service offerings. Leverage dynamic Texas economy to grow customer base and market share. Leverage experienced management team, board, and bankers to grow customer base and market share through relationship-based banking. Generate shareholder value. Achieve consistent financial performance that positions Bank in top quartile of its peers. Operate a balanced-risk banking model: focusing on conservative credit culture for underwriting loans, customer acquisition for market share, core deposits for funding, and efficient operations. Regularly review and proactively adjust strategic initiatives to uphold competitive advantages in the financial services industry. MARKET EXPANSION PRODUCTS & SERVICES GROWTH STRATEGIES VALUE OBJECTIVES

19 INVESTMENT HIGHLIGHTS Highly experienced management team with over 100 years of combined financial services experience.  With locations encompassing the four largest metropolitan areas in Texas in and around Austin, Beaumont, Dallas-Fort Worth, Houston, and San Antonio, we are in one of the best economies in the country and the world. A high-touch relationship-driven approach to banking, allows for a competitive value proposition to customers and contributes to winning business from peer and larger institutions. We offer a well-diversified selection of products for customers large and small, with an agile response to market conditions and opportunities. EXPERIENCED TEAM MARKETS OF OPERATION RELATIONSHIP-DRIVEN DIVERSIFIED PRODUCTS TECHNOLOGY SERVICES DISCIPLINED UNDERWRITING ENTERPRISING MODEL TRANSFORMATIVE GROWTH Combined with our high-touch relationship approach to banking, our investment in high-tech solutions brings additional value to customers and contributes to winning and retaining business. Responsive and disciplined underwriting as well as comprehensive monitoring ensures a well-balanced and a risk-managed loan portfolio. Enterprising and agile business model that takes advantage of market opportunities such as our investment in the specialty banking platform that are driving prudent profitable growth. Investment in infrastructure, management, and operations positions the company for scalable growth that transforms the entrepreneurial community bank into a full- service commercial bank.

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BOARD OF DIRECTORS

NAME	AGE AS OF 12/31/2025	TCBX DIRECTOR SINCE	SUMMARY BIO
Bart O. Caraway	54	2013	Serves as Founder, Chairman, President and CEO of the Company. A certified CPA since 1996, and a licensed attorney since 1999. Prior experience includes executive roles at several community banks, financial and consulting practice at audit firm.
Carolyn Bailey	64	2020	Partner in tax services as E&Y from 2007 until retirement in 2019. Prior experience includes consulting large multinational companies on tax and accounting matters such as Continental Airlines and GE Capital as well as Ernst & Young.
Dr. Martin Basaldua	74	2013	Licensed Physician since 1981. Founder of Vytalus Medical Group, PLLC. Prior experience includes organization of several hospitals and medical centers, as well as involvement on civic and nonprofit boards.
Dennis Bonnen	53	2020	2008 founder of Heritage Bancorp which merged with Third Coast. Experience includes executive roles at a beverage distributor, consulting firm, and banks such as First Community, Moody National, and Wells Fargo. Former Texas Speaker of the House.
Dr. Greg Bonnen	59	2023	Founded the Texas Brain and Spine Center. Experience includes a residency in neurosurgery, president of the board for the Medical Strategic Network, co-founder of Houston Physician's Hospital, and practices at Memorial Herman Southeast.
W. Donald Brunson	81	2019	Retired, CPA since 1970s. Prior experience includes commercial banking and asset-based lending, public accounting, as well as co-founder and former chairman of the board of Bank of Houston.
Lynn Chang Eisenhart	47	2024	Leadership team for the Bill & Melinda Gates Foundation's Strategic Investment Fund. Experience includes global fintech investment as well as prior positions in retail banking with Washington Mutual and technology with T-Mobile.
Troy A. Glander	55	2013	Partner and member of A Nava & Glander, PLLC since 2012 which practices business litigation. Experience includes board positions with the Texas Association of Defense Counsel and Texas Exes, and significant business and legal expertise.
Shelton J. McDonald	46	2019	Licensed Attorney since 2005. President and CEO of Joslin Construction Texas, LLC & Affiliated Companies. Prior experience at Houston-area law firms in business law.
David Phelps	70	2023	Led the business advisory practice of Briggs & Veselka from 2004 until his retirement in 2020. Prior experience includes consulting, audit, advisory services, accounting, as well as positions on boards such as Uni. of Houston Acct. Advisory Board.
Tony Scavuzzo	44	2022	Managing Principal of Castle Creek asset management firm since 2009. Experience includes several board positions such as Blue Ridge Bankshares, Pathfinder Bancorp, McGregor Bancshares, Texas Community Bancshares, and Central Payments LLC.
Mary Brennan Stich	69	2024	Business lawyer since 1980s. Prior experience includes positions as an executive, c-suite advisor, and deputy general counsel for public and private companies such as Rackspace Technology and iHeart Media. Board member for Goodwill Industries.
Joseph L. Stunja	74	2013	Retired, former Business Development Officer of the Bank from 2010 to 2016. Prior experience includes director and treasurer of the San Jacinto River Authority, president of Friendswood Development Company, and RE/MAX Associates Northeast.
Reagan Swinbank	45	2020	Partner at Sprint Transport and related Sprint Companies. Previously held position on Heritage Bancorp board. Experience includes industrial services along the Texas and Louisiana gulf coast.

THIRD COAST BANCSHARES, INC.

21 Non-GAAP FINANCIAL MEASURES  For the Year Ended December 31, (Dollars in thousands, except share and per share data) 2021 2022 2023 2024 2025 Tangible Common Equity Total shareholders' equity $ 299,007 $ 381,780 $ 411,974 $ 460,719 $ 531,027 Less: Preferred stock including additional paid in capital - 66,225 66,225 66,160 66,160 Total common equity 299,007 315,555 345,749 394,559 464,867 Less: Goodwill and core deposit intangibles, net 19,326 19,165 19,003 18,841 18,680 Tangible common equity $ 279,681 $ 296,390 $ 326,746 $ 375,718 $ 446,187 Tangible Book Value Common shares outstanding at end of period 13,403,324 13,531,736 13,604,665 13,769,780 13,891,055 Book Value Per Share $ 22.31 $ 23.32 $ 25.41 $ 28.65 $ 33.47 Tangible Book Value Per Share $ 20.87 $ 21.90 $ 24.02 $ 27.29 $ 32.12 Return on Average Tangible Common Equity Average shareholders' equity $ 170,630 $ 323,685 $ 397,224 $ 440,184 $ 499,315 Less: Average preferred stock including additional paid in capital - 16,900 66,225 66,198 66,160 Average common equity 170,630 306,785 330,999 373,986 433,155 Less: Average goodwill and core deposit intangibles, net 19,404 19,245 19,088 18,926 18,765 Average tangible common equity $ 151,226 $ 287,540 $ 311,911 $ 355,060 $ 414,390 Net Income $ 11,424 $ 18,659 $ 33,401 $ 47,671 $ 66,291 Less: Dividends declared on preferred stock - 1,418 4,736 4,749 4,750 Net Income Available to Common Shareholders $ 11,424 $ 17,241 $ 28,665 $ 42,922 $ 61,541 Return on Average Common Equity 6.70% 5.62% 8.66% 11.48% 14.21% Return on Average Tangible Common Equity 7.55% 6.00% 9.19% 12.09% 14.85%

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Non-GAAP FINANCIAL MEASURES

	As of and for the Three Months Ended												
	2022	2023				2024				2025			
(Dollars in thousands, except share and per share data)	December 31	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Tangible Common Equity													
Total shareholders' equity	$ 381,780	$ 387,044	$ 395,945	$ 400,331	$ 411,974	$ 423,618	$ 434,998	$ 450,548	$ 460,719	$ 479,786	$ 496,115	$ 513,830	$ 531,027
Less: Preferred stock including additional paid in capital	66,225	66,225	66,225	66,225	66,225	66,225	66,225	66,117	66,160	66,160	66,160	66,160	66,160
Total common equity	315,555	320,819	329,720	334,106	345,749	357,393	368,773	384,431	394,559	413,626	429,955	447,670	464,867
Less: Goodwill and core deposit intangibles, net	19,165	19,124	19,084	19,043	19,003	18,963	18,922	18,882	18,841	18,801	18,761	18,720	18,680
Tangible common equity	$ 296,390	$ 301,695	$ 310,636	$ 315,063	$ 326,746	$ 338,430	$ 349,851	$ 365,549	$ 375,718	$ 394,825	$ 411,194	$ 428,950	$ 446,187
Tangible Book Value													
Common shares outstanding at end of period	13,531,736	13,579,498	13,609,697	13,600,211	13,604,665	13,652,888	13,665,505	13,667,591	13,769,780	13,825,286	13,851,581	13,879,099	13,891,055
Book Value Per Share	$ 23.32	$ 23.63	$ 24.23	$ 24.57	$ 25.41	$ 26.18	$ 26.99	$ 28.13	$ 28.65	$ 29.92	$ 31.04	$ 32.25	$ 33.47
Tangible Book Value Per Share	**$ 21.90**	**$ 22.22**	**$ 22.82**	**$ 23.17**	**$ 24.02**	**$ 24.79**	**$ 25.60**	**$ 26.75**	**$ 27.29**	**$ 28.56**	**$ 29.69**	**$ 30.91**	**$ 32.12**
Tangible Common Equity to Tangible Assets													
Total assets	$ 3,773,148	$ 3,859,657	$ 3,963,482	$ 4,215,792	$ 4,396,074	$ 4,660,403	$ 4,474,119	$ 4,627,770	$ 4,942,446	$ 4,896,989	$ 4,943,771	$ 5,061,808	$ 5,340,759
Adjustments: Goodwill and core deposit intangibles, net	19,165	19,124	19,084	19,043	19,003	18,963	18,922	18,882	18,841	18,801	18,761	18,720	18,680
Tangible assets	$ 3,753,983	$ 3,840,533	$ 3,944,398	$ 4,196,749	$ 4,377,071	$ 4,641,440	$ 4,455,197	$ 4,608,888	$ 4,923,605	$ 4,878,188	$ 4,925,010	$ 5,043,088	$ 5,322,079
Total Common Equity to Total Assets	**8.36%**	**8.31%**	**8.32%**	**7.93%**	**7.86%**	**7.67%**	**8.24%**	**8.31%**	**7.98%**	**8.45%**	**8.70%**	**8.84%**	**8.70%**
Tangible Common Equity to Tangible Assets	**7.90%**	**7.86%**	**7.88%**	**7.51%**	**7.46%**	**7.29%**	**7.85%**	**7.93%**	**7.63%**	**8.09%**	**8.35%**	**8.51%**	**8.38%**
Tangible Common Equity assuming Preferred Stock is converted to Common Stock	362,615	367,920	376,861	381,288	392,971	404,655	416,076	431,666	441,878	460,985	477,354	495,110	512,347
Tangible Common Equity to Tangible Asssets assuming Preferred Stock is converted to Common Stock	**9.66%**	**9.58%**	**9.55%**	**9.09%**	**8.98%**	**8.72%**	**9.34%**	**9.37%**	**8.97%**	**9.45%**	**9.69%**	**9.82%**	**9.63%**

Continued next page.

THIRD COAST BANCSHARES, INC.

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Non-GAAP FINANCIAL MEASURES

(Dollars in thousands, except share and per share data)	As of and for the Three Months Ended												
	2022	2023				2024				2025			
	December 31	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Return on Average Tangible Common Equity													
Average shareholders' equity	$ 381,271	$ 384,794	$ 393,773	$ 402,049	$ 407,972	$ 420,646	$ 433,510	$ 446,124	$ 460,169	$ 472,041	$ 490,741	$ 508,034	$ 525,759
Less: Average preferred stock including additional paid in capital	66,329	66,225	66,225	66,225	66,225	66,225	66,225	66,223	66,121	66,160	66,160	66,160	66,160
Average common equity	314,942	318,569	327,548	335,824	341,747	354,421	367,285	379,901	394,048	405,881	424,581	441,874	459,599
Less: Average goodwill and core deposit intangibles, net	19,184	19,149	19,108	19,068	19,027	18,987	18,946	18,906	18,865	18,826	18,784	18,746	18,705
Average tangible common equity	$ 295,758	$ 299,420	$ 308,440	$ 316,756	$ 322,720	$ 335,434	$ 348,339	$ 360,995	$ 375,183	$ 387,055	$ 405,797	$ 423,128	$ 440,894
Net Income	$ 7,525	$ 9,243	$ 8,891	$ 5,578	$ 9,689	$ 10,367	$ 10,796	$ 12,775	$ 13,733	$ 13,589	$ 16,747	$ 18,057	$ 17,898
Less: Dividends declared on preferred stock	1,418	1,171	1,184	1,184	1,197	1,171	1,184	1,198	1,196	1,171	1,185	1,197	1,197
Net Income Available to Common Shareholders	$ 6,107	$ 8,072	$ 7,707	$ 4,394	$ 8,492	$ 9,196	$ 9,612	$ 11,577	$ 12,537	$ 12,418	$ 15,562	$ 16,860	$ 16,701
Return on Average Common Equity(A)	7.69%	10.28%	9.44%	5.19%	9.86%	10.44%	10.53%	12.12%	12.66%	12.41%	14.70%	15.14%	14.42%
Return on Average Tangible Common Equity(A)	**8.19%**	**10.93%**	**10.02%**	**5.50%**	**10.44%**	**11.03%**	**11.10%**	**12.76%**	**13.29%**	**13.01%**	**15.38%**	**15.81%**	**15.03%**

(A) Interim periods annualized.

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